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                                                                  EXHIBIT 10.33



                                BRIDGE LOAN NOTE


$1,500,000                                                     February 27, 1997
Due: March 31, 1997                                            Detroit, Michigan

        FOR VALUE RECEIVED, the undersigned, MEDAR, INC. ("Medar") and INTEGRAL VISION, LTD. ("Integral"), jointly and severally (collectively, "Borrowers"), hereby promise to pay to the order of NBD Bank, ("Bank"), pursuant to the Revolving Credit and Loan Agreement dated as of August 10, 1995 (as amended, the "Loan Agreement"), as amended by the First Amendment to Revolving Credit and Loan Agreement dated October 12, 1995, the Second Amendment to Revolving Credit and Loan Agreement dated October 31, 1995, the Third Amendment to Revolving Credit and Loan Agreement dated as of March 29, 1996, the Fourth Amendment to Revolving Credit and Loan Agreement dated as of August 11, 1996 and the Fifth Amendment to Revolving Credit and Loan Agreement dated as of the date hereof, among Borrowers and Bank, at the main office of Bank in Detroit, Michigan, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars (U.S. $1,500,000), payable in one principal payment on March 31, 1997, plus accrued but unpaid interest payable monthly on the last business day of each month beginning March 31, 1997, and on the maturity date set forth above.

        The indebtedness outstanding hereunder shall bear interest as provided in the Loan Agreement. During the period that any amount owing on this Note is not paid in full when due (whether at stated maturity, by acceleration or otherwise), such amount shall bear interest at the Default Rate in effect from time to time or the maximum rate permitted by law, whichever is lower, for the period commencing on the due date until the same is paid in full. In addition to the foregoing, during the period that any other Event of Default has occurred and shall be continuing, Borrower shall pay on demand, at the election of Bank, interest at the Default Rate or the maximum rate permitted by law, whichever is lower, on the principal amount outstanding hereunder during such period from and after the date of any such demand.

        Bank is hereby authorized by Borrower to record on its books and records, the date and amount of each payment, which books and records shall constitute rebuttable presumptive evidence of the information so recorded, provided, however, that any failure by Bank to record any such information shall not relieve Borrower of its obligation to repay the outstanding principal amount, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Note and the Loan Agreement.

        This Note is subject to, and evidences the Bridge Loan made by Bank to Borrower under the Loan Agreement, to which reference is hereby made for a statement of the circumstances and terms under which this Note may be prepaid and under which its due date may be accelerated and other terms applicable to this Note. An Event of Default under the Loan Agreement constitutes a default hereunder. Capitalized terms used but not defined in this Note shall have
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the respective meanings assigned to them in the Loan Agreement.  As provided in the Loan Agreement, this Note is secured by certain collateral granted under the Loan Documents.

        Borrowers and each endorser or guarantor hereof, waive demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note. Borrowers further agree to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

        This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within the State of Michigan and without giving effect to the choice of law principles of the State of Michigan.

                                 MEDAR, INC.,
                                 a Michigan corporation

                                 By: _______________________________
                                      Charles Drake
                                      Its:  President


                                 INTEGRAL VISION, LTD.
                                 an English corporation

                                 By: _______________________________
                                      Richard Current
                                      Its:  Corporate Secretary



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